UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 15, 2014

SEMGROUP CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-34736	20-3533152
(Commission File Number)	(IRS Employer Identification No.)

Two Warren Place
6120 S. Yale Avenue, Suite 700
Tulsa, OK 74136-4216
(Address of Principal Executive Offices) (Zip Code)
(918) 524-8100
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On May 15, 2014, SemGroup Corporation (the "Company") held its 2014 Annual Meeting of Stockholders (the "Annual Meeting"). A total of 42,576,784 shares of the Company’s Class A common stock and Class B common stock were entitled to vote as of March 28, 2014, the record date for the Annual Meeting. There were 36,873,338 shares present, in person or by proxy, at the Annual Meeting (or 86.60% of the outstanding shares), at which the stockholders were asked to vote on three proposals. Set forth below are the matters acted upon by the stockholders at the Annual Meeting, and the final voting results of each such proposal.

Proposal 1 — Election of Directors

The stockholders voted to elect seven directors to serve for a one-year term expiring at the annual meeting of stockholders in 2015 and until their successors are duly elected and qualified. The results of the vote were as follows:

			Broker
	For	Withheld	Non-Votes
Ronald A. Ballschmiede	33,577,171	114,820	3,181,347
Sarah M. Barpoulis	33,577,213	114,778	3,181,347
John F. Chlebowski	33,562,024	129,967	3,181,347
Carlin G. Conner	33,577,018	114,973	3,181,347
Karl F. Kurz	33,567,820	124,171	3,181,347
James H. Lytal	33,572,715	119,276	3,181,347
Thomas R. McDaniel	33,571,514	120,477	3,181,347

Proposal 2 — Advisory Vote on
Executive Compensation

The stockholders voted to approve, on an advisory and non-binding basis, named executive officer compensation. The results of the vote were as follows:

			Broker
For	Against	Abstain	Non-Votes
33,261,040	362,844	68,107	3,181,347

Proposal 3 — Ratification of Appointment of
Independent Registered Public Accounting Firm

The stockholders voted to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for 2014. The results of the vote were as follows:

			Broker
For	Against	Abstain	Non-Votes
36,787,859	11,210	74,269	-0-

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMGROUP CORPORATION

Date: May 20, 2014
By: /s/ Candice L. Cheeseman
Candice L. Cheeseman
General Counsel and Secretary

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